SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a) Title of each class of securities to which transaction applies:
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[ ] Fee paid previously with preliminary material
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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[WFAM Logo]

NOTICE OF MEETING ADJOURNMENT

May 26, 2017

Dear Shareholder:

I am writing to you about an important matter concerning your investment in the Wells Fargo Funds.

We still need your help. The special meeting of shareholders of your fund(s) originally scheduled for May 26, 2017, has been adjourned to June 6, 2017, to give shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that we have yet to receive your vote at the time of this mailing.

We need your vote as soon as possible to allow us to proceed with the important business of the funds. Please cast your proxy vote today.

The details of the shareholder meeting are described in the proxy statement that was sent to all shareholders. That document can be found at proxyonline.com/docs/wellsfargo2017.pdf. If you have proxy-related questions or would like to vote by phone, please call 1-866-387-7715 between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

We are close to reaching the minimum number of shares needed for this special meeting. Please help us better serve your investment by taking a moment to cast a vote for your shares today.

WHAT IS HAPPENING?

Shareholders of the Wells Fargo Disciplined U.S. Core Fund, the Wells Fargo Large Cap Core Fund, and the Wells Fargo Small Cap Core Fund are being asked to approve a new investment subadvisory agreement with Golden Capital Management, LLC, so that Golden may continue to serve as subadvisor to these funds. In addition, shareholders in the Wells Fargo Index Fund, which is a "gateway" fund in a "master/gateway" structure, are being asked to provide voting instructions to the Index Fund to approve a new subadvisory agreement for the Wells Fargo Index Portfolio.

We greatly appreciate and value your being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Management nor Wells Fargo Funds Distributor has fund customer accounts/assets, and neither provides investment advice/recommendations or acts as an investment advice fiduciary to any investor.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

[WFAM Logo]

NOTICE OF MEETING ADJOURNMENT

May 26, 2017

Dear Shareholder:

I am writing to you about an important matter concerning your investment in the Wells Fargo Funds.

We still need your help. The special meeting of shareholders of your fund(s) originally scheduled for May 26, 2017, has been adjourned to June 6, 2017, to give shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that we have yet to receive your vote at the time of this mailing.

We need your vote as soon as possible to allow us to proceed with the important business of the funds. Please cast your proxy vote today.

The details of the shareholder meeting are described in the proxy statement that was sent to all shareholders. That document can be found at proxyonline.com/docs/wellsfargo2017.pdf. If you have proxy-related questions, please call 1-866-387-7715 extension 11588, between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Please help us better serve your investment by taking a moment to cast a vote for your shares today.

WHAT IS HAPPENING?

Shareholders of the Wells Fargo Disciplined U.S. Core Fund, the Wells Fargo Large Cap Core Fund, and the Wells Fargo Small Cap Core Fund are being asked to approve a new investment subadvisory agreement with Golden Capital Management, LLC, so that Golden may continue to serve as subadvisor to these funds. In addition, shareholders in the Wells Fargo Index Fund, which is a "gateway" fund in a "master/gateway" structure, are being asked to provide voting instructions to the Index Fund to approve a new subadvisory agreement for the Wells Fargo Index Portfolio.

We greatly appreciate and value your being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Management nor Wells Fargo Funds Distributor has fund customer accounts/assets, and neither provides investment advice/recommendations or acts as an investment advice fiduciary to any investor.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE